Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $1,000,000	Dated as of November 9, 2026

Energy Transition Special Opportunities, a Cayman Islands exempted company (“Maker”), promises to pay to the order of Climate Transition Special Opportunities SPAC I LP, a Delaware limited partnership, or its registered assigns or successors in interest (“Payee”), the principal sum of up to One Million Dollars ($1,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this promissory note (this “Note”), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The aggregate principal amount that may be advanced under this Note shall not exceed One Million Dollars ($1,000,000). An initial advance of One Hundred Fifty Thousand Dollars ($150,000) shall be made by Payee to Maker upon the execution of this Note. Thereafter, Payee may, in its sole and absolute discretion, make one or more additional advances to Maker from time to time; provided, however, that notwithstanding anything to the contrary herein, at no time shall the aggregate of all advances and re-advances outstanding under this Note exceed $1,000,000. Each advance made under this Note, including the initial advance, shall be recorded by Payee on the Schedule of Advances attached hereto as Schedule A; provided that any failure to so record, or any error in recording, an advance shall not limit or otherwise affect the obligations of Maker hereunder. The principal balance of this Note shall be payable on the date on which Maker consummates its initial business combination (the “Maturity Date”). The principal balance may be prepaid at any time.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “Drawdown Request”). Payee shall fund each Drawdown Request within two (2) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively permitted under this Note is One Million Dollars ($1,000,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Conversion.

(a) At Payee’s option, on the Maturity Date in the event Maker consummates its initial business combination, Payee may elect to convert all or any portion of the principal outstanding under this Note into that number of warrants (“Working Capital Warrants”) equal to: (i) the portion of the principal amount of this Note being converted pursuant to this Section 4, divided by (ii) $1.00, rounded up to the nearest whole number. Each Working Capital Warrant shall have the same terms and conditions as the warrants issued by Maker pursuant to a private placement to Payee (the “Private Placement”), as described in the prospectus (the “Prospectus”) for Maker’s initial public offering (the “IPO”) dated May 14, 2026 and filed with the U.S. Securities and Exchange Commission, including the transfer restrictions applicable thereto. The Working Capital Warrants and the Class A ordinary shares issuable upon exercise of such warrants, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain registration and shareholder rights agreement between Maker and the parties thereto, dated as of May 14, 2026.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Working Capital Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, within five (5) business days following receipt by Maker of Payee’s election to convert this Note pursuant to this Section 4, deliver to Payee the Working Capital Warrants, which shall bear such legends as are required in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Working Capital Warrants upon conversion of this Note pursuant hereto; provided, however, that Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by Payee in connection with any such conversion.

(d) The Working Capital Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law. No fractional Working Capital Warrants shall be issued upon conversion of this Note. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Payee shall not be entitled to convert any portion of this Note into Working Capital Warrants. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which a portion of the proceeds of Maker’s initial public offering (the “IPO”) were deposited, as described in greater detail in the prospectus filed with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

Maker:

ENERGY TRANSITION SPECIAL OPPORTUNITIES

By:	/s/ Robert Zulkoski
	Name:	Robert Zulkoski
	Title:	Chief Executive Officer

Payee:

Climate Transition Special Opportunities SPAC I LP

By: Climate Transition Special
Opportunities SPAC I GP LLC, its general partner

By: Pangaea Investments, LLC, its sole member

By:	/s/ Robert Zulkoski
Name:	Robert Zulkoski
Title:	Authorized Signatory

[Signature Page to Promissory Note]

SCHEDULE A

SCHEDULE OF ADVANCES

The following schedule records each advance made by Payee to Maker under this Note. Payee shall record each advance, and the resulting aggregate outstanding principal balance, on this schedule promptly following the making of such advance.

Date of Advance	Amount of Advance	Aggregate Outstanding Principal
Date of signing	$150,000	$150,000

[Signature Page to Promissory Note]